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                                                                      Exhibit 5
[Saul Ewing Letterhead]
July 3, 2001

InKine Pharmaceutical Company, Inc.
1787 Sentry Parkway West
Building 18, Suite 440
Blue Bell, PA  19422

Gentlemen:

         We refer to the Registration Statement on Form S-3 (collectively with any amendments thereto, the "Registration Statement") of InKine Pharmaceutical Company, Inc., a New York corporation (the "Company"), filed with the Securities and Exchange Commission, which covers the registration under the Securities Act of 1933, as amended, of 2,750,000 shares of common stock, par value $0.0001 per share, of the Company, including (i) 265,487 shares (the "Warrant Shares") issuable upon the exercise of certain warrants (the "Warrants") and (ii) an estimated 2,484,513 shares (the "Note Shares") issuable upon conversion of convertible promissory notes (the "Notes") in the aggregate principal amount of $10,000,000 and related potential coupon interest payable thereon, all as described in the Prospectus included in the Registration Statement.

         We have examined the Registration Statement, the Warrants, the Notes, the Certificate of Incorporation and Bylaws of the Company, minutes of the Board of Directors of the Company and committee's thereof and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Without limiting the generality of the foregoing, in our examination we have assumed without independent verification that (i) each natural person executing a document we examined is legally competent to do so, (ii) all documents submitted to us as originals are "authentic", the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conformed to the original document, and (iii) all corporate records made available to us by the Company and or public records reviewed are accurate and complete.

         Based on the foregoing, it is our opinion that:

                  1. the Warrant Shares and the Note Shares have been duly authorized and

                  2. when issued in accordance with the terms of the Warrants and the Notes, respectively, and in the case of the Warrant Shares upon receipt by the Company of payment therefor as provided in the Warrants, the Warrant Shares and the Note Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this form under the caption "Legal Matters" in the Prospectus contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ SAUL EWING LLP

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